                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                DTM CORPORATION
       ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              TEXAS                                  74-248705
      (State of incorporation                     (I.R.S. Employer
          or organization)                       Identification No.)

        1611 HEADWAY CIRCLE
            BUILDING 2
          AUSTIN, TEXAS                                 78754
      (Address of principal                          (Zip Code)
       executive offices)


       Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered
         --------------------                --------------------------------

               NONE

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.0002 PER SHARE
         ------------------------------------------------------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered


     For information with respect to the Common Stock, par value $.0002 per share (the "Common Stock"), of DTM Corporation, a Texas corporation (the "Company"), see the information under the captions "Prospectus Summary" and "Description of Capital Stock" contained in the Prospectus filed as part of the Company's Registration Statement on Form S-1, as amended (File No. 333-04173), (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, which information is incorporated herein by reference. The Common Stock has been approved for quotation and trading on the Nasdaq National Market subject to official notice of issuance and copies of the Registration Statement have been delivered to the Nasdaq National Market.


Item 2.  Exhibits.

     1.1 Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

     1.2 Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  April 28, 1997                     DTM CORPORATION



                                    By:     /s/ John S. Murchison, III
                                       ----------------------------------------
                                              John S. Murchison, III
                                         President and Chief Executive Officer

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                                 EXHIBIT INDEX

                                                                            Page
                                                                            ----
  1.1 Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registration
       Statement).
  1.2 Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).